Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2020, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-234349) and related Prospectus of Better Choice Company Inc. for the registration of 67,192,397 shares of its common stock.

/s/ Ernst & Young LLP

Louisville, KY
July 14, 2020